SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement <<<<--------CUSTOMER PLEASE CHECK----<<<<<<<<
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                             BLESSINGS CORPORATION
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

[BLESSINGS CORPORATION LOGO]                        Blessings Corporation
                                                     200 Enterprise Drive
                                                   Newport News, VA 23603
                                                           (757) 887-2100

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON MAY 20,1997

       To Shareholders of BLESSINGS CORPORATION:

            We extend to you a cordial invitation to attend the 1997 Annual Meeting of Shareholders of Blessings Corporation which will be held at 10:00 A.M. at the Williamsburg Marriott, Auditorium, 50 Kingsmill Road, Williamsburg, Virginia, on May 20, 1997, for the following purposes:

            1. To elect a board of eleven (11) directors to serve for the ensuing year;

            2. To approve the 1997 Long-Term Incentive Plan;

            3. To transact any and all business as may properly come before the meeting.

            The Board of Directors has set April 4, 1997, as the record date. Only holders of common stock of record at the close of business on such date will be entitled to notice of or to vote at the meeting.

                                     By Order of the Board of Directors
                                     JAMES P. LUKE
                                           Chief Financial Officer
                                           Secretary
       Newport News, Virginia
       April 11, 1997

                               YOUR VOTE IS IMPORTANT
              IMPORTANT -- Whether or not you expect to attend the meeting, please promptly complete, date, sign and mail the accompanying proxy card in the enclosed envelope. If you attend the meeting, you may withdraw your proxy and vote in person.
              It is necessary to have a majority of the stock represented at the meeting in person or by proxy.

                             BLESSINGS CORPORATION

                              200 Enterprise Drive

                             Newport News, VA 23603

                          ---------------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

                             TUESDAY, MAY 20, 1997

                          ---------------------------

                      Solicitation and Revocation of Proxy

     This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Blessings Corporation ("Blessings") for use at the Annual Meeting of Shareholders to be held on May 20, 1997, at 10:00 A.M. (E.D.S.T.). The approximate date this proxy statement and the enclosed form of proxy, along with the annual report of Blessings Corporation for the fiscal year ended December 31, 1996, are first being sent to shareholders is April 11, 1997.

     The cost of preparing, printing and mailing this proxy statement will be borne by Blessings. Solicitation will be made for the most part by mail. Employees of Blessings, who will receive no additional compensation, may also solicit proxies by telephone, telegraph or personal interview. Blessings may also request brokers and other custodians, nominees and fiduciaries to forward the proxy material to their principals and will reimburse them for their reasonable out-of-pocket expenses.

     You have three choices on each matter to be voted upon at the annual meeting. Concerning the election of Directors, you may:

     1. Vote FOR all of the director nominees as a group;

     2. Withhold authority to vote for all director nominees as a group; or

     3. Decline to vote for any individual nominee by writing that nominee's name in the space provided.

     Concerning Proposal No. 2, by checking the appropriate box, you may:

     1. Vote FOR the proposal;

     2. Vote AGAINST the proposal;

     3. ABSTAIN from voting on the proposal.

     Shareholders executing a proxy may revoke it before it is voted by filing with the Secretary of Blessings an instrument of revocation, by submitting a subsequently dated proxy or by attending the meeting and withdrawing the proxy. Each unrevoked proxy card, properly executed and received prior to the close of the meeting, will be voted as indicated.

     WHERE SPECIFIC INSTRUCTIONS ARE NOT INDICATED, THE PROXY WILL BE VOTED FOR THE ELECTION OF ALL DIRECTORS AS NOMINATED AND FOR PROPOSAL NO. 2.

                Voting Securities and Principal Holders Thereof

     Only common shareholders of record at the close of business on April 4, 1997, are entitled to vote at the annual meeting. On March 12, 1997, 10,125,721 shares of common stock, $.71 par value, were outstanding and held by approximately 1,900 beneficial shareholders. The presence, in person or by proxy, of holders of a majority of the outstanding common stock entitled to vote at the meeting is necessary to constitute a quorum to transact business. Assuming the presence of a quorum, the affirmative vote of the holders of a plurality of the shares of common stock represented at the meeting is required for the election of directors, and any other matters to be voted upon will be decided by the affirmative vote of the holders of a majority of the shares of common stock present, or represented, and entitled to vote at the meeting. Abstentions will be, but broker non-votes will not be, considered shares present, or represented, and entitled to vote at the meeting. Holders of common stock are entitled to one vote per share and have no cumulative voting rights. The list of all shareholders of record on April 4, 1997, will be available at the office of Geddy, Harris & Geddy, 516 South Henry Street, Williamsburg, Virginia, for the ten days preceding the annual meeting. Inspectors of the elections will be provided by the Company's transfer agent ChaseMellon Shareholder Services.

                             Principal Shareholders
                        Reported as of December 31, 1996

     Set forth below is information relating to the beneficial ownership of the Company's common stock by each person or group of affiliated persons who is known by the Company to own more than 5% of the Company's common stock.

                                                                      Amount and
                                                                       Nature of        Percent
Title of                                                              Beneficial          of
Class                 Name and Address of Beneficial Owner           Ownership (1)     Class (6)
-------------  --------------------------------------------------    -------------     ---------

Common Stock   Dimensional Fund Advisors, Inc.
               1299 Ocean Avenue
               11th Floor
               Santa Monica, CA 90401............................        619,702           6.1(2)

               Quest Advisory Corporation
               Quest Management Company
               1414 Avenue of the Americas
               New York, NY 10019................................        577,100           5.7(2)

               Williamson-Dickie Manufacturing Company
               319 Lipscomb Street
               Fort Worth, TX 76104..............................      5,496,096          54.3

               Williamson, J. Donovan
               Suite 410
               University Center I
               1300 South University Drive
               Fort Worth, TX 76107..............................      5,500,728          54.3(3)

               Williamson, Philip C.
               Williamson-Dickie Manufacturing Company
               PO Box 1779
               Fort Worth, TX 76101..............................      5,500,696          54.3(4)

                        Security Ownership by Management
                        Reported as of February 3, 1997

     Set forth below is information relating to the beneficial ownership of the Company's common stock by (1) each of the Company's directors and named executive officers who own common stock, and (2) all of the Company's directors and named executive officers as a group.

                                                                                 Amount and
                                                                                  Nature of            Percent
Title of                                                                         Beneficial              of
Class                    Name and Address of Beneficial Owner                 Ownership (1) (5)       Class (6)
-------------  ---------------------------------------------------------    ---------------------     ---------
Common Stock   Birnbaum, Leonard........................................             78,338                 *
               Durboraw, Wayne A........................................              8,212                 *
               Harkins, Joseph J........................................             11,234                 *
               Hogg, John M.............................................              2,000                 *
               Hudson, Kenneth J........................................              7,000                 *
               Luke, James P............................................             62,875                 *
               McMackin, John W.........................................             21,042                 *
               Miller, Elwood M.........................................             77,894                 *(7)
               Patton, Richard C........................................              2,200                 *
               Villarreal G., Manuel....................................            396,000               3.9(8)
               Weber, Robert E..........................................             11,100                 *
               Williamson, J. Donovan...................................          5,500,728              54.3(3)
               Williamson, Philip C.....................................          5,500,696              54.3(4)
               All of the above and other executive officers
                 as a group (17 persons)................................          6,197,937              60.7

     * Less than 1% of issued and outstanding shares of common stock of the Company.
---------------------------
(1) Each person has sole voting and investment power with respect to the shares listed unless otherwise indicated.

(2) Blessings has received Notices of Filing with the Securities and Exchange Commission on Schedule 13G of beneficial ownership of shares of Blessings' common stock in excess of 5% of total shares outstanding from Quest Advisory Corporation and Dimensional Fund Advisors, Inc. Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 619,702 shares of Blessings Corporation stock as of December 31, 1996, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(3) The Williamson-Dickie Manufacturing Company owns 5,496,096 shares of Blessings' common stock outstanding. Mr. J. Donovan Williamson owns 3,632 shares of Blessings' common stock in addition to Blessings' shares owned beneficially through his interest in the Williamson-Dickie Manufacturing Company.

(4) The Williamson-Dickie Manufacturing Company owns 5,496,096 shares of Blessings' common stock outstanding. Mr. Philip C. Williamson owns 3,600 shares of Blessings' common stock in addition to Blessings' shares owned beneficially through his interest in the Williamson-Dickie Manufacturing Company.

(5) Amounts shown include shares subject to options that are exercisable within sixty days for the named directors and executive officers and directors and executive officers as a group as follows: Mr. Birnbaum, 1,000; Mr. Durboraw, 5,200; Mr. Harkins, 1,000; Mr. Hudson, 7,000; Mr. Luke, 20,400; Mr.
    McMackin, 1,000; Dr. Miller, 29,000; Mr. Patton, 1,000; Mr. Weber, 1,000;
    Mr. J.D. Williamson, 1,000; Mr. P.C. Williamson; 1,000 all directors and executive officers as a group (17 persons), 81,300.

(6) Except for the percentages of certain parties that are based on presently exercisable options which are indicated in Note (5) above, the percentages indicated are based on 10,125,721 shares of common stock issued and outstanding on March 12, 1997. In the case of parties holding presently exercisable options, the percentage ownership is calculated on the assumption that the shares presently purchasable, or purchasable within the next sixty days, underlying such options are outstanding.

(7) Reporting person disclaims beneficial ownership of 800 shares held as custodian for a child and two grandchildren.

(8) Reporting person disclaims beneficial ownership of 276,000 shares held by father and brother.

                             The Board of Directors

     The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of Blessings, although it is not involved in day-to-day operating details. Members of the board are kept informed by various reports and documents sent to them each month, as well as by operating and financial reports made at board and committee meetings. There were eight (8) meetings of the board and twelve (12) meetings of committees of the board in the fiscal year ended December 31, 1996. The overall attendance at these meetings was 97%. All members of the board attended at least 75% of the meetings of the board and committees on which they served.

                      Committees of the Board of Directors

     The board has seven (7) standing committees: the Executive Committee, the Nominating Committee, the Audit Committee, the Compensation Committee, the Organization Development Committee, the Long Range Planning Committee and the Investor Relations Committee. The committee on which each nominee serves is shown in the section entitled "Election of Directors" of this proxy statement. The following is a description of the functions of each committee:

Executive Committee

     The Executive Committee consists of seven members, four of whom are non-employee directors. The Executive Committee meets on-call and has authority to act on matters during the intervals between board meetings. The committee met three (3) times during the fiscal year ended December 31, 1996.

Nominating Committee

     The Nominating Committee consists of three members, all of whom are non-employee directors. The Nominating Committee considers and recommends nominations for directors of the corporation and other matters as may, from time to time, be deemed appropriate. The committee met once during the fiscal year ended December 31, 1996.

Audit Committee

     The Audit Committee is comprised of three members, all of whom are independent directors for purposes of the rules of the American Stock Exchange. The Audit Committee reviews the results, findings and recommendations resulting from audits performed by independent certified public accountants, significant accounting policies, the audit fees to be paid and the nature of non-audit services performed. It meets with appropriate officers and financial personnel and independent certified public accountants in connection with these reviews. The committee recommends to the board the appointment of independent certified public accountants to serve as auditors for the following fiscal year. The Audit Committee met three (3) times during the fiscal year ended December 31, 1996.

Compensation Committee

     The Compensation Committee consists of four members, all of whom are "non-employee directors" for purposes of Securities and Exchange Commission Rule 16b-3 and "Outside Directors" for purposes of Section 162 (m) of the Internal Revenue Code. The committee reviews and approves the salary and incentive compensation recommendations made by the CEO for all senior officers and key employees of the company. The committee determines the salary and incentive actions appropriate for the CEO and makes reports and recommendations to the board with respect to all compensation and employee benefit matters. In carrying out its responsibilities, the committee from time to time engages independent compensation consultants to provide data on compensation trends and practices to insure that the company maintains an equitable and competitive compensation profile.

     The committee also administers the following incentive and stock plans of the Company:

      -- Blessings Corporation 1991 Stock Option Plan (1991 Option Plan).

      -- Blessings Corporation 1993 Incentive Plan (1993 Incentive Plan).

      -- 1993 Restricted Stock Plan for Non-Employee and Certain Other Directors of Blessings Corporation (1993 Director Restricted Stock Plan).

      -- Blessings Corporation 1993 Restricted Stock Plan for Key Employee (1993
         Key Employee Restricted Stock Plan).

      -- 1995 Non-Employee Directors Stock Option Plan (1995 DSOP).

     The committee will also administer the 1997 Long-Term Incentive Plan if approved by shareholders at the Annual Meeting. The committee met four (4) times during fiscal year ended December 31, 1996.

Organization Development Committee

     The Organization Development Committee consists of two members, each of whom is a non-employee director. The committee periodically reviews the organization structure of the corporation and its operating divisions to ensure effective organizational function and to ensure that replacements for key positions are identified and provided for. The committee met once during the fiscal year ended December 31, 1996.

Long Range Planning Committee

     The Long Range Planning Committee is comprised of seven members, five of whom are non-employee directors. The committee reviews the long-range objectives of Blessings. The committee meets with key members of management and outside consultants to conduct examinations of each activity of Blessings and to recommend a long-term growth and development plan for the Company. The committee did not meet during the fiscal year ended December 31, 1996.

Investor Relations Committee

     The Investor Relations Committee is comprised of three members, one of whom is a non-employee director and chairman of the committee. The role of the committee is to assess the effectiveness of shareholder relations and communications and to make recommendations with regard to improving overall shareholder value. The committee did not meet during the fiscal year ended December 31, 1996.

Compensation of Members of the Board of Directors and Committees

      -- Non-employee directors not receiving other compensation are each paid an annual retainer of $15,000 and a fee of $900 for each board and committee meeting attended. In the event two or more meetings are held on the same date, the fee for the first meeting is $900 and the fee for any subsequent meetings on the same date is $450. Committee chairmen receive an additional fee which varies depending upon the committee served as follows: Compensation Committee, $4,000 per year;

         Audit Committee, $2,000 per year; Nominating Committee, $1,000 per year; Long Range Planning Committee, $1,000 per year; Organization Development Committee and Investor Relations Committee, $500 per meeting not to exceed $3,000 per year. Non-employee directors of the Company are also eligible for limited life and accidental death and dismemberment insurance and to participate in the Company's medical benefit program. No additional compensation is paid to employees for performance of their duties as directors.

         Mr. John McMackin, in his dual role as Chairman of the Board and Chairman of the Executive Committee, receives annual compensation in the amount of $100,000 and was granted a $60,000 bonus by the Board of Directors at its meeting on May 21, 1996. Compensation for the Vice Chairman of the Executive Committee has been set by the board at an annual rate of $60,000.

1993 Restricted Stock Plan for Non-Employee and Certain Other Directors of Blessings Corporation

      -- With the advice and assistance of nationally recognized independent compensation consultants, the Compensation Committee of the Board of Directors undertook the consideration of a restricted stock plan for non-employee and certain other directors of the Company. At the Annual Meeting held on May 17, 1994, shareholders approved the adoption of the 1993 Restricted Stock Plan for Non-Employee and Certain Other Directors of Blessings Corporation (the "1993 Director Restricted Stock Plan") as recommended by the committee to the Board of Directors. The Committee believes that the 1993 Director Restricted Stock Plan serves to promote the Company's interests and those of its shareholders by permitting grants of shares of common stock to non-employee and certain other directors, subject to restrictions, in order to compensate such directors and reward them for long-term performance, and increase their ownership of common stock

         On May 22, 1996, in accordance with the 1993 Director Restricted Stock Plan, the Board granted 3,000 shares of Blessings Corporation common stock to the Chairman and 400 shares to the Vice Chairman and each of the other non-employee directors.

1995 Non-Employee Directors' Stock Option Plan

      -- At its meeting on May 17, 1995, the Board of Directors approved, subject to the approval of shareholders, the 1995 Non-Employee Directors Stock Option Plan (the "1995 DSOP"). At the annual meeting of shareholders held on May 21, 1996, the shareholders approved the 1995 DSOP as recommended by the Board of Directors. In accordance with the provisions of the 1995 DSOP, each non-employee director will be granted an option to acquire 500 shares of common stock of the Company on the first business day after the date of each Annual Meeting. Except for certain conditions relating to death, disability or retirement, each option expires five years from the date of grant. The Company believes the 1995 DSOP promotes the interests of the Company and its shareholders by strengthening the Company's ability to attract, motivate and retain Directors of training, experience and ability, and encourages the highest level of Directors' performance by providing Directors with a proprietary interest in the Company's financial success and growth.

Directors' Stock Ownership Guidelines

      -- At its meeting on April 18, 1995, the Board of Directors adopted the following guidelines for common stock ownership by directors of the
         Company:

Three (3) years of service                  3,000 shares
Five (5) years of service                   5,000 shares
Eight (8) years of service                  8,000 shares

                             Executive Compensation

     The following information is set forth with respect to compensation paid by Blessings during each of the last three fiscal years to the Chief Executive Officer and the other four most highly-compensated executive officers of the company:

                           SUMMARY COMPENSATION TABLE

                                                                           Long Term Compensation
                                                                      --------------------------------
                                                                              Awards
                                                                      ----------------------- Payouts     All
                                              Annual Compensation     Restricted              --------   Other
                                            ------------------------   Stock      Options/      LTIP    Compen-
Name and                                           Salary    Bonus    Award(s)      SARs      Payouts    sation
Principal Position                          Year    ($)     ($) (1)   ($) (2)       (#)         ($)     ($) (3)
------------------                          ----  --------  --------  -------  -------------- --------  --------

Wayne A. Durboraw                           1996  $111,500  $ 43,173      -0-    1,500/450    $    540  $ 13,922
  Controller                                1995   105,200    50,370      -0-       -0-          4,708    12,032
                                            1994   105,200    42,082  $ 6,165    3,000/900      24,798     4,620

Kenneth J. Hudson                           1996   105,423    43,882      -0-    2,000/600         -0-     4,421
  Vice President, Human Resources           1995   100,000    39,774      -0-    3,000/900         -0-     3,646
                                            1994    92,308    30,000      -0-   4,000/1,200        -0-     1,993

James P. Luke                               1996   237,600    82,799      -0-     25,000/0       1,120    31,707
  Executive Vice President                  1995   219,100    94,414      -0-   5,000/1,500      9,817    25,922
  Chief Financial Officer                   1994   219,100    87,647   22,887   8,000/2,400     51,732     4,620

Elwood M. Miller                            1996   289,000   100,711      -0-     25,000/0     107,163    65,381
  President and                             1995   262,500   113,116      -0-   10,000/3,000   136,744    67,586
  Chief Executive Officer, Blessings        1994   237,500   118,763   27,185   10,000/3,000   176,109     4,620

Manuel Villarreal G. (4)                    1996   147,885    92,500      -0-       -0-            -0-       -0-
  President and                             1995    96,272    74,000      -0-       -0-            -0-       -0-
  Chief Executive Officer, NEPSA            1994    72,114    53,609    8,684       -0-            -0-       -0-

---------------------------
(1) Cash amounts awarded under the 1993 Incentive Plan for the respective fiscal years.

(2) In accordance with the terms of the 1993 Incentive Plan, stock is awarded, if at all, at a market price determined as the average price during the last three trading days of the particular fiscal year. The per-share stock price used in determining common shares earned was $14.167 for fiscal 1994.

(3) Amounts included in all other compensation for fiscal years 1996, 1995 and 1994 respectively include company matching contributions to the 401(k) savings plan: in 1996 of $4,500 for Mr. Durboraw; $4,421 for Mr. Hudson; $4,500 for Mr. Luke; $4,500 for Dr. Miller; in 1995 of $4,620 for Mr. Durboraw; $3,646 for Mr. Hudson; $4,620 for Mr. Luke; $4,620 for Dr. Miller and in 1994 of $4,620 for Mr. Durboraw; $1,993 for Mr. Hudson; $4,620 for Mr. Luke; $4,620 for Dr. Miller. The remaining amounts for the named officers represent accruals to the Supplemental Executive Retirement Plan.

(4) Sr. Villarreal joined the Company effective July 5, 1994, upon the purchase of NEPSA.

Options

     The following table sets forth the details of options granted to the individuals listed in the Summary Table during fiscal year 1996. The second table in this section shows value of exercised and unexercised options.

                            Option/SAR Grants Table
                  Option/SAR Grants in the Year Ended 12/31/96

                                                                                     Potential
                                            Individual Grants                     Realizable Value
                           ---------------------------------------------------       At Assumed
                                           % of Total                             Annual Rates of
                                           Options/SARs                             Stock Price
                                           Granted to                               Appreciation
                                           Employees     Exercise                 For Option Terms
                           Options/SARs    in Fiscal      Price     Expiration    ----------------
Name                         Granted          Year       $/Share       Date       5% - $    10% - $
------------------------   ------------    ----------    -------    ----------    ------    ------

Wayne A. Durboraw           1,500/450       1.9%/5.5%     10.875       7/7/06     10,259    25,998

Kenneth J. Hudson           2,000/600       2.5%/7.3%     10.875       7/7/06     13,678    34,664

James P. Luke               25,000/-0-      32.2%/-0-       9.25      2/26/96      -0-       -0-  (1)

Elwood M. Miller            25,000/-0-      32.2%/-0-       9.25      2/26/96      -0-       -0-  (1)

---------------------------
(1) Options were granted subject to immediate exercise. Options were exercised on February 23, 1996.

                 Option/SAR Exercises and Year-End Value Table

                                                                                   $ Value of Unexercised
                                                    Number of Unexercised         In-the-Money Options/SARs
                       Shares                     Options/SARs at 12/31/96               at 12/31/96
                     Acquired On     Value      -----------------------------   -----------------------------
Name                  Exercise      Realized     Exercisable    Unexercisable    Exercisable    Unexercisable
------------------   -----------    --------    -------------   -------------   -------------   -------------

Wayne A. Durboraw         -0-        -0-         5,200/1,560      1,500/450       1,100/330       -0-

Kenneth J. Hudson         -0-        -0-         7,000/2,100      2,000/600          -0-          -0-

James P. Luke           25,000       -0-        20,400/6,120         -0-         3,700/1,110      -0-

Elwood M. Miller        25,000       -0-        29,000/8,700         -0-             -0-          -0-

     The Blessings Corporation Employees' Pension Trust Plan (the "Pension Plan"), the Cost Recovery Supplemental Retirement Income Plan (the "SERP") and the Employees' Defined Contribution 401(k) Savings Plan (the "401(k) Plan") are available only to domestic United States employees of Blessings Corportion and its divisions, and not to employees of its 60% owned subsidiary NEPSA.

                          Employee Pension Trust Plan

     The Blessings Corporation Employees' Pension Trust Plan (the "Pension Plan") is a defined benefit plan and the amount of the contribution with respect to a specified person cannot be readily calculated by the regular actuaries of the plan. The Pension Plan defines annual earnings as taxable earnings plus any 401(k) deferrals of the employee. While the Pension Plan formula does not incorporate a direct social security offset, service credits are earned at the rate of 1% of the social security wage base and 1.3% of earnings in excess of the social security wage base for each participant. The Company maintains a Supplemental Restoration Plan (the "Restoration Plan") designed to restore pension benefits otherwise provided by the Company's Employee Pension Trust Plan, but which have become limited as a result of changes in the Internal Revenue Code. The Restoration Plan covers all employees of Blessings Corporation who are participants in the Pension Plan and whose retirement income benefits are limited, directly or indirectly, by the provisions of Code Section 401(a)
(17) or Code Section 415. In no event will benefits payable under the Restoration Plan, when added to the benefits earned under the Pension Plan exceed total benefits calculated under the Pension Plan as if no limitations had been imposed.

     The following table shows estimated annual benefits payable under both plans (assuming payments made on the normal life annuity basis and not under any of the various survivor options) to an employee at normal retirement age, i.e., age 65, after selected periods of service with respect to varying levels of remuneration covered by the plan.

               Average Annual Earnings                               Annual Benefit Upon Retirement
               During the Highest Five                              With Years of Service Indicated
              Consecutive Years of the                  --------------------------------------------------------
             Final Ten Years of Service                 15 Years    20 Years    25 Years    30 Years    35 Years
-----------------------------------------------------   --------    --------    --------    --------    --------
$100,000.............................................   $ 18,185    $ 24,246    $ 30,310    $ 36,371    $ 42,431
 200,000.............................................     37,686      50,246      62,813      75,373      87,932
 300,000.............................................     57,187      76,246      95,315     114,374     133,433
 400,000.............................................     76,688     102,246     127,818     153,376     178,934
 500,000.............................................     96,189     128,246     160,321     192,378     224,435
 600,000.............................................    115,690     154,246     192,823     231,380     269,936

     The credited years of service for persons named above at their normal retirement dates are as follows: Mr. Durboraw, 30 years; Mr. Hudson, 21 years; Mr. Luke, 32 years; Dr. Miller, 16 years; Sr. Villarreal is not a participant in the Pension Plan.

               Cost Recovery Supplemental Retirement Income Plan

     Effective January 1, 1980, Blessings established a Cost Recovery Supplemental Retirement Income Plan (the "SERP"). The SERP is an unfunded, non-qualified plan and is not subject to the Employee Retirement Income Security Act of 1974 as amended. The plan covers Messrs. Durboraw, Luke and Miller.

     The SERP is designed to provide for covered executives a retirement benefit of 60% of compensation less 100% of primary social security benefits, 100% of benefits payable under the Pension Plan, and 100% of benefits payable under the Restoration Plan. Benefits are payable for ten years following retirement. Should the executive not live to receive ten years of payments, his beneficiary will receive the balance. In addition, the SERP provides a pre-retirement death benefit of 30% of compensation minus $7,500 annually for ten years not to exceed $50,000 per year per individual. These death and retirement payments are paid from the general funds of the corporation. The corporation purchases "key-man" insurance to be used to recover the net after-tax cost of the deferred compensation benefits and the net outlay for the insurance. The SERP is designed so that, if the assumptions made as to mortality experience, policy dividends and other factors are realized, the corporation will recover substantially all of its payments plus a portion of the interest paid or imputed for the use of the corporation's money. Estimated annual payments for ten years after retirement stated at current value are as follows: Mr. Durboraw, $20,687; Mr. Luke, $56,578; and Dr. Miller, $128,721.

              Employees' Defined Contribution 401(k) Savings Plan

     The Company maintains a Defined Contribution 401(k) Savings Plan (the "401(k) Plan") for all employees. Under the terms of the 401(k) Plan, each employee may elect to participate through the deferral of from 1% to 15% of his or her earnings not to exceed an annual limitation established by the Internal Revenue Service which was $9,500 during 1996. To encourage and assist its employees in saving for their retirement, the Company has established an employer contribution amounting to $.50 for each $1.00 deferred by the employee into the 401(k) Plan with the Company's contribution not to exceed a maximum of 3% of the employee's earnings. The 401(k) Plan further provides that all employee and Company-matching contributions are 100% vested by the employee at all times. Each individual may select on a quarterly basis the type of investment account in which he or she would choose to have the funds of the account invested: equity fund, guaranteed fixed income fund, balanced fund, small company fund, intermediate bond fund., international equity fund. For the year ended December 31, 1996, the Company's matching contributions to the 401(k) Plan totaled $378,241. Blessings' aggregate contributions under the 401(k) Plan for the three most recent fiscal years with respect to the persons named in the summary compensation table, all current executive officers as a group and all other employees, excluding executive officers as a group, were as follows: Mr. Durboraw, $13,740; Mr. Hudson, $10,060; Mr. Luke, $13,740; Dr. Miller, $13,740;
all current executive officers as a group, $89,460; and all other employees, excluding current executive officers as a group, $1,015,530.

                    Transactions With Management and Others

     Pursuant to the provisions of the 1991 Option Plan and further subject to the provisions of the Blessings Corporation 1996 Executive Stock Loan Purchase Program (the "1996 Program"), the Company has guaranteed personal loans in the amount of $231,250 each, undertaken by Dr. Elwood M. Miller and Mr. James P. Luke with a major financial institution with interest at the prime rate minus 0.25% in order for them to exercise stock options for 25,000 shares each of Blessings Corporation common stock granted on February 23, 1996. The guarantees are for a term not to exceed five years. The agreement provides that the loans may be "interest only" for no more than three years with amortization in full over the fourth and fifth years, if not sooner.

     The Company has undertaken this arrangement to facilitate the purchase of Company stock by its senior executives in order to align their financial rewards with the financial rewards realized by all other holders of the common stock. The following table shows the outstanding balance of personal loans with a concomitant company guarantee as of February 3, 1997:

               Executive Officer                    February 3, 1997
------------------------------------------------    -----------------
Elwood M. Miller, President & CEO                       $ 231,250
James P. Luke, Executive Vice President & CFO           $ 231,250

                            Stock Performance Chart

     The following chart compares the cumulative total return to shareholders on the Company's common stock with the cumulative total return of the American Stock Exchange Market Index and a Plastics Industry Peer Group comprised of sixty-nine (69) public companies identified by SIC Codes 3080-3089 with annual sales of less than $1 billion. Interested shareholders may obtain a copy of the listing of this Plastic Industry Peer Group by contacting the Controller, Blessings Corporation. The comparison assumes $100 was invested on December 31, 1991, in the Company's common stock and in each of the foregoing indices, and assumes reinvestment of dividends.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
               Among Blessings Corp., AMEX & Plastics Peer Group
                      Fiscal Year Ending December 31, 1996

                                   [GRAPHIC]

                                             1991      1992      1993      1994      1995      1996
Blessings Corporation                        100       100       135       163       123       114
American Exchange Market                     100       101       121       110       139       148
Plastics Peer Group                          100       119       130       143       177       223

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

General Principles:

     The guiding principle of the Executive Compensation Program of the Company as supervised by the Compensation Committee (the Committee) of the Board of Directors is to provide incentive to senior managers which will align their financial interests closely with those of shareholders.

     Following this overriding principle, the compensation program:

      -- Seeks to provide competitive annual compensation consistent with the attainment of established return on asset and growth in earnings performance objectives to create a results oriented environment;

      -- Provides longer-term incentive for the appreciation of shareholder value by offering equity ownership in the Company through the stock award component of the 1993 Incentive Plan, through stock option awards and through the Executive Stock Loan Purchase Program which encourages key employees to purchase Blessings common stock.

      -- Attracts and retains key executives critical to the long-term success of the Company.

Key Elements:

      -- A basic element of the Executive Compensation Program is to set compensation target levels around the fiftieth percentile of industry practices for comparable companies.

      -- Salary increases for the five highest paid executives are determined through evaluation of performance and individual position within established salary grade and compensation range criteria as established by the Committee based upon competitive market analysis provided by a nationally recognized independent compensation consultant. During 1995, the Committee engaged its independent consultant to reevaluate the thirteen (13) most senior management positions, including a separate study for the President and Chief Executive Officer (CEO), to ensure that appropriately competitive compensation levels are maintained. These studies concluded that, of the positions evaluated, half were at or below the 50th percentile (median pay level) of the market. The recommendations contained in the studies were adopted by the Committee, and have provided the basis for compensation decisions regarding the thirteen positions throughout the ensuing year.

      -- On May 21, 1991, shareholders approved the 1991 Option Plan which provides for the award of common stock options and associated stock appreciation rights to senior executives and other key managers of the Company designated by senior management and approved by the Committee. The1991 Option Plan is designed to recognize and reward key employee performance, to enhance the interest of key employees in Blessings' long-term success by providing them a proprietary interest in Blessings and to enable Blessings to maintain a competitive position in attracting and retaining superior key personnel necessary for the success and development of the Company. The Company has never repriced stock options. All remaining shares available under the 1991 Option Plan were granted during 1996.

     In order to maintain the incentives provided by the fully-granted 1991 Option Plan, the Board of Directors has recommended approval of the 1997 Long-Term Incentive Plan which provides for additional stock option grants of the Company's common stock in an amount of up to 150,000 shares. (See Item No. 2, page 17)

      -- On May 18, 1993, shareholders approved the 1993 Incentive Plan for Key
         Employees (the "1993 Incentive Plan"). The 1993 Incentive Plan adopted an incentive compensation formula based upon a Return-On-Assets (ROA) measure of performance under which actual three-year weighted return on assets performance is measured against a pre-determined return on asset target for the Edison Plastics(Register mark) Division or for Blessings Corporation as appropriate for each individual executive. Eligible executives can earn bonus cash compensation up to a maximum of 50% of annual salary by achieving the pre-determined ROA target. Performance below the pre-determined ROA target results in less cash bonus and performance in excess thereof is compensated for in shares of Blessings' common stock at a market price representing the average price during the three last trading days of the particular fiscal year. Such incentive stock is held in Treasury by the Company pending satisfaction of a three-year vesting requirement by each award recipient. In the case of the President & CEO and the EVP & CFO, a secondary measure, growth in annual profit, is also applied as a modifier to awards earned under the basic formula. Under this performance modifier, growth in annual profit contribution of 0% or less results in a 10% reduction in the award earned. Profit contribution growth of between 0% and 8% results in no modification of the calculated award; growth of more than 8% in annual profit contribution results in a 10% addition to the award otherwise earned. In each of the fiscal years 1995 and 1996, application of the performance modifier reduced the awards otherwise earned by Dr. Miller and Mr. Luke by 10%.

     For 1995, the Committee authorized the introduction of a discretionary component to the 1993 Incentive Plan formula. This modification provides for a 25% increase or decrease of individual cash bonuses at the discretion of the President & CEO (with the exception of his own which is determined by the Committee), subject to the approval of the Committee and to the limitation that the net amount of all such discretionary increases or decreases will not exceed the total cash award for all participants if calculated solely in accordance with the return on assets formula.

     Other:

      -- Pursuant to the terms of the 1991 Option Plan, the Committee granted stock options totaling 77,500 shares to twenty-eight key individuals in 1996.

      -- Regarding the Committees' 1993 agreement with Dr. Miller for compensation forfeited upon leaving his former employer (1993 Key Employee Restricted Stock Plan), Dr. Miller was issued 25,094* shares, of which 11,050 shares vested on November 15, 1994, 7,938 shares vested on November 15, 1995, 4,488 shares vested on November 15, 1996 and 1,618 will vest on November 15, 1997

              * After effect of 2 for 1 stock split paid 12/15/94.

      -- The Company has an agreement with Mr. Luke which provides that in the event of a change in control of the Company (as defined in the agreements) and upon termination of the key executive's employment with the Company for any reason other than cause, death or disability, the executive shall have the right to receive as severance pay an amount equal to the present value of the total amounts of salary and benefits payable to the earlier of the date of his sixty-fifth birthday or three years from the date of termination.

      -- The Company has an agreement with Dr. Miller providing that in the event of termination by Blessings for reasons other than cause, the employee will receive severance in the amount of one year of salary plus a pro-rated amount of bonus based upon the portion of the fiscal year employed prior to termination.

CEO Compensation:

     The parameters used in determining the salary and total compensation of the Chief Executive Officer were established in accordance with the results of an extensive analysis of competitive compensation undertaken by independent compensation consultants engaged by the Committee. These studies, established salary grade and incentive ranges for the CEO and other senior corporate officers, based upon published competitive survey data from numerous sources to establish a market match for companies with similar characteristics (e.g., freestanding, public manufacturing corporations with annual sales of approximately $200 million).

     The CEO's current compensation level is in the low to middle range of competitive industry analysis and, based on future performance and contribution to the attainment of goals established by the Board of Directors, he will have the opportunity to advance to the highest level of the competitive range.

     The CEO's salary increase in fiscal year 1996 was based on the Committee's evaluation of his performance. It is the opinion of the Committee that Dr. Miller has been instrumental since assuming his CEO responsibilities in May 1994, in initiating programs designed to lead the Company into new market directions for the enhancement of long term growth and profitability.

     Dr. Miller received an option grant of 25,000 shares under the 1991 Option Plan in fiscal year 1996, subject to immediate exercise. Dr. Miller exercised his option in full, acquiring 25,000 shares of Blessings common stock at a price of $9.25 per share on February 23, 1996 -- (See "Transactions with Management and Others", page 10).

     All recommendations of the Committee are submitted to the full Board of Directors of the Company for approval prior to implementation. There are no Compensation Committee interlocks. All members of the Committee are non-employee Directors of the Company.

     This report has been provided by the members of the Compensation Committee of the Board of Directors of Blessings Corporation: Leonard Birnbaum; Joseph J. Harkins; Robert E. Weber (Chairman); Philip C. Williamson.

     The preceding "Stock Performance Chart" and "Compensation Committee Report on Executive Compensation" shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or incorporated by reference in any documents so filed.

                                   Item No. 1

                             Election of Directors

     The Bylaws of Blessings provide that the Board of Directors shall not be less than seven (7) nor more than fifteen (15) members. The board has fixed at eleven (11) the number of directors to be elected to hold office until the next annual meeting and until their successors shall be duly elected and qualified. All of the nominees have been selected by the Nominating Committee. The Nominating Committee will consider nominees suggested by shareholders for election at the annual shareholders' meeting. Shareholders desiring to suggest nominees should advise the Secretary of the Company in writing not less than fifty (50) days nor more than seventy-five (75) days prior to the meeting date and include sufficient biographical material to permit an appropriate evaluation.

     All of the nominees are currently members of the Board of Directors, and all have consented to serve if elected. The appointees named in the accompanying proxy will vote for the election of the nominees named below unless authorization to do so is withheld in the proxy. In the event any nominees should become unavailable for election, which presently is not anticipated, the persons named in the proxy will vote for the election of such other person or persons designated by the Board of Directors. The information presented below is as of February 3, 1997, and is based, in part, on information furnished by the nominees and, in part, on the records of Blessings.

                                                                                             Number of
                                                                                               Shares
                    Name, Age And Principle Occupation                         Director     Beneficially
                          For The Last Five Years                               Since        Owned (1)
--------------------------------------------------------------------------------------------------------
Leonard Birnbaum, 78, private investor and former President
  and Chief Executive Officer of Peartree Imports, Inc.,
  New York, New York. Mr. Birnbaum is Chairman of the Long Range Planning
  Committee and a member of the Compensation and Audit Committees of the
  Board of Directors.......................................................      1952             78,338

                                                                                             Number of
                                                                                               Shares
                    Name, Age And Principle Occupation                         Director     Beneficially
                          For The Last Five Years                               Since        Owned (1)
--------------------------------------------------------------------------------------------------------
Joseph J. Harkins, 65, Executive Vice President, Retired, The Chase
  Manhattan Bank, N.A., New York, New York; a director of Mutual Fund
  Group, New York, New York. Mr. Harkins is also a director of Jefferson
  Insurance Company, New York, New York and Monticello Insurance Company,
  New York, New York. Mr. Harkins is Chairman of the Audit Committee and a
  member of the Compensation, Long Range Planning and Nominating Committees
  of the Board of Directors. (2)...........................................      1972             11,234

John M. Hogg, 64, President, Chief Executive Officer and a director of the
  Sid Richardson Carbon & Gas Co., Fort Worth, Texas; a director of
  Williamson-Dickie Manufacturing Company, Fort Worth, Texas and a director
  since February 4, 1997 of the Board of Directors.........................      1997              2,000

James P. Luke, 54, Executive Vice President, Chief Financial Officer and
  Secretary of Blessings Corporation. Mr. Luke joined Blessings in 1975 and has served in a variety of executive positions since that time. Mr. Luke is a member of the Executive, Long Range Planning and Investor Relations
  Committees of the Board of Directors.....................................      1988             62,875

John W. McMackin, 66, Shareholder in the law firm of Decker, Jones,
  McMackin, McClane, Hall & Bates, Fort Worth, Texas, and a director of
  Williamson-Dickie Manufacturing Company, Fort Worth, Texas. Mr. McMackin
  is Chairman of the Board of Directors of Blessings Corporation and
  Chairman of the Executive Committee of the Board of Directors. (3).......      1977             21,042

Elwood M. Miller, 52, President and Chief Executive Officer of Blessings
  Corporation. Dr. Miller joined Blessings in 1993. Prior to that Dr.
  Miller was employed by the General Electric Corporation for twenty-one years in a variety of executive positions. Dr. Miller is a member of the
  Executive, Long Range Planning and Investor Relations Committees of the
  Board of Directors.......................................................      1993             77,894(4)

Richard C. Patton, 34, President of Trident Partners LP, former portfolio manager Fidelity Investments, Boston, Massachusetts. Mr. Patton attended
  Harvard Graduate School of Business Administration 1990 to 1992. Mr.
  Patton is a member of the Long Range Planning Committee and Chairman of
  the Investor Relations Committee of the Board of Directors...............      1994              2,200

Manuel Villarreal G., 44, President and Chief Executive Officer of Nacional
  de Envases Plasticos, S.A. De C.V. (NEPSA), Mexico. Mr. Villarreal joined
  NEPSA in 1976 and has served in a variety of executive functions since that time. Sr. Villarreal is a member of the Executive Committee of the
  Board of Directors.......................................................      1994            396,000(5)

Robert E. Weber, 66, Chairman and Retired Chief Executive Officer of Osmose
  Wood Preserving, Inc., Buffalo, New York. Mr. Weber is a member of the
  Executive, and Chairman of the Compensation and Organization Development
  Committees of the Board of Directors.....................................      1989             11,100

                                                                                             Number of
                                                                                               Shares
                    Name, Age And Principle Occupation                         Director     Beneficially
                          For The Last Five Years                               Since        Owned (1)
--------------------------------------------------------------------------------------------------------
J. Donovan Williamson, 60, Consultant to and Director of Williamson-Dickie
  Manufacturing Company, Fort Worth, Texas; Vice President and a Director
  of Williamson Industries, Ltd.; President of JDW, Inc., an investment company, Fort Worth, Texas. Mr. Williamson is Vice Chairman of the
  Executive Committee and Chairman of the Nominating Committee of the Board
  of Directors.............................................................      1973          5,500,728(6)

Philip C. Williamson, 35, Chairman, President, Chief Executive Officer and
  a director of Williamson-Dickie Manufacturing Company, Fort Worth, Texas.
  Mr. Williamson is a member of the Executive, Long Range Planning,
  Compensation and Organization Development Committees of the Board of
  Directors (7)............................................................      1990          5,500,696(6)

---------------------------
(1) Amounts shown include shares subject to options that are exercisable within sixty days for the named directors as follows: Mr. Leonard Birnbaum, 1,000; Mr. Joseph Harkins, 1,000; Mr. Luke, 20,400; Mr. John McMackin, 1,000; Dr. Miller, 29,000; Mr. Richard Patton, 1,000; Mr. Robert Weber, 1,000; Mr. J.D. Williamson, 1,000; Mr. Phillip Williamson, 1,000.

(2) Mr. Joseph J. Harkins was formerly an Executive Vice President of The Chase Manhattan Bank, N.A. Mr. Harkins retired from his position as Executive Vice President effective January 31, 1990. On August 18, 1994, the Chase Manhattan Bank participated to the extent of $13,000,000 in the Term Loan Agreement in the amount of $25,000,000 undertaken to finance the Company's investment in its Mexican subsidiary, NEPSA.

(3) Mr. John W. McMackin is a shareholder in the law firm of Decker, Jones, McMackin, McClane, Hall & Bates of Fort Worth, Texas. The law firm of Decker, Jones, McMackin, McClane, Hall & Bates provides professional services in the ordinary course of business to Williamson-Dickie Manufacturing Company and its principals. Decker, Jones, McMackin, McClane, Hall & Bates also provides legal services in the ordinary course of business to Blessings Corporation, in particular, SEC and related public disclosure advisory services.

(4) Reporting person disclaims beneficial ownership of 800 shares held as custodian for a child and for two grandchildren.

(5) Reporting person disclaims beneficial ownership of 276,000 of the shares held by father and brother.

(6) The Williamson-Dickie Manufacturing Company owns 5,496,096 shares (54%) of Blessings' common stock outstanding. Mr. J. Donovan Williamson owns 3,632 shares and Mr. Philip C. Williamson owns 3,600 shares of Blessings' common stock in addition to the Blessings shares owned beneficially through their interest in the Williamson-Dickie Manufacturing Company. Thus, beneficially, Mr. J. Donovan Williamson owns 5,499,728 shares (54.3%) and Mr. Philip C. Williamson owns 5,499,696 shares (54.3%) of the outstanding common stock of Blessings.

(7) Mr. Philip C. Williamson is the nephew of Mr. J. Donovan Williamson.

     The shares represented by the proxy cards returned will be VOTED FOR the election of these nominees unless instructions to the contrary are indicated on the proxy cards.

                                   Item No. 2

                 APPROVAL OF THE 1997 LONG-TERM INCENTIVE PLAN

1997 Long-Term Incentive Plan

     The Company's shareholders are being asked to approve the Blessings Corporation 1997 Long-Term Incentive Plan ("Plan") that was adopted by the Board of Directors of the Company on March 12, 1997, subject to shareholder approval. At the Annual Meeting, the following resolution will be offered for shareholder approval:

     RESOLVED, that the Blessings Corporation 1997 Long-Term Incentive Plan as approved by the Board of Directors and as attached to the Proxy Statement be and hereby is approved.

     The following description is a summary of the key features of the Plan and is qualified in its entirety by reference to the Plan, a copy of which is attached to this Proxy Statement as Exhibit A.

Objectives; Eligible Participants

     The objective of the Plan is to attract and retain dedicated and loyal employees and directors of outstanding ability, to stimulate the efforts of such persons in meeting the Company's objectives and to encourage ownership of the Company's Common Stock by employees and directors. The Company believes that these objectives would be accomplished by making awards of options to buy the Company's Common Stock under the Plan, thereby providing participants with a proprietary interest in the growth and performance of the Company. Participants shall be limited to (i) those officers and other key employees of the Company, including employee-directors, who are in positions in which their decisions, actions and efforts significantly contribute to the success of the Company; and
(ii) directors of the Company that are not employees of the Company. The Company currently has eight non-employee directors and approximately twelve employees that are eligible participants under the Plan.

Shares Available

     The number of shares of Common Stock of the Company for which awards may be granted under the Plan may not exceed, in the aggregate, 150,000 shares of Common Stock. Common Stock related to awards that are forfeited, terminated, expire unexercised, or are settled in such a manner that all or some of the shares of Common Stock covered by an award under the Plan are not issued to a participant shall become immediately available for awards under the Plan. In the event of any change in the outstanding Common Stock of the Company by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, in which the number of shares held by shareholders of the Company prior to such event is affected by such event, then the number of shares of Common Stock which may be issued under the Plan, as well as shares issuable pursuant to outstanding awards, shall be adjusted appropriately.

Administration of the Plan

     The Plan is administered and interpreted by the Compensation Committee of the Board of Directors ("Committee"). A person may serve on the Committee only if he or she satisfies the requirements of a "non-employee director" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and satisfies the requirements of an "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee has full and final authority in its discretion: (i) to make and adopt rules and regulations for the administration of the Plan; (ii) to conclusively interpret the provisions of the Plan and to decide all questions of fact arising in its application; (iii) to determine the participants to whom awards shall be made under the Plan; (iv) to determine the type of award to be made and the amount, size and terms of each such award; (v) to determine the time when awards will be granted; (vi) to prescribe from time to time the form, and the terms, provisions and conditions not inconsistent with the Plan of any award agreement; and (vii) to make all other determinations necessary or advisable for the administration of the Plan. The Committee may designate persons other than its members to carry out its responsibilities under such conditions or limitations as it may set, other than its authority with regard to benefits granted to employees who are officers or directors of the Company for purposes of Section 16 of the Exchange Act.

Forms and Provisions of Awards

     The Committee may grant from time to time long term incentive awards under the Plan in the form of non-qualified stock options or incentive stock options, separately or in combination, as it deems appropriate, and in the best interest of the Company under the circumstances; provided, however, that under the provisions of the Code only employee-participants are eligible to receive awards of incentive stock options. Payment for Company Common Stock acquired through exercise of a non-qualified stock option or an incentive stock option may be made in cash or, unless the Committee determines otherwise, at or prior to the time of exercise, Company Common Stock at a fair market value as determined pursuant to the Plan, or a combination of cash and Common Stock. A further description of the Plan's provisions concerning the various forms of awards under the Plan is set forth below.

     Incentive Stock Options. Only participants that are employees of the Company are eligible to receive awards of incentive stock options. The option price of incentive stock options in the period during which each incentive stock option can be exercised is fixed by the Committee, but in no case can the price be less than 100% of the fair market value of the shares at the time the incentive stock option is granted. Under the Plan, no incentive stock option can be exercised later than ten years after the date of grant. In the event that a participant ceases to be an employee of the Company for any reason other than death, disability, retirement or involuntary separation without cause, all incentive stock options granted to such participant will lapse unless otherwise determined by the Committee. In the event employment ceases because a participant retires or is involuntarily separated without cause, prior to expiration of the participant's incentive stock option without the participant having fully exercised such incentive stock option, the participant shall have the right to exercise the incentive stock option during its term within a period of three months after the date employment so ceased to the extent that the incentive stock option was exercisable on the date employment ceased. In the event employment ceases because a participant dies or suffers a disability, prior to expiration of the participant's incentive stock option, without having fully exercised such incentive stock option, the participant (or the estate of the participant, or any person to whom the incentive stock option may have been transferred by a will or by the laws of descent and distribution) shall have the right to exercise the incentive stock option during its term within a period of one year after the date employment so ceased, to the extent that the incentive stock option was exercisable on the date employment ceased.

     Non-Qualified Stock Options. The option price of non-qualified stock options and the period during which each non-qualified stock option can be exercised is fixed by the Committee, but in no case can the price be less than 100% of the fair market value of the shares at the time the option is granted. Under the Plan, no non-qualified stock option can be exercised later than ten years after the date of grant. In the event that an employee-participant ceases to be an employee of the Company for any reason other than death, disability, retirement, or involuntarily separation without cause, all non-qualified stock options granted to such participant shall lapse forthwith or at such other times as determined by the Committee. In the event employment ceases because an employee-participant dies, retires, or suffers a disability, or is involuntarily separated without cause, prior to expiration of the participant's non-qualified stock option without the participant having fully exercised such non-qualified stock option, the participant (or the estate of the participant, or any person to whom the option may have been transferred by a will or by the laws of descent and distribution) shall have the right to exercise the non-qualified stock option during its term within a period of three months after the date employment so ceased, to the extent the non-qualified stock option was exercisable on the date employment ceased. With respect to participants that are directors but not employees of the Company, any non-qualified stock option granted to such director-participant shall automatically vest on account of death, disability or retirement. In the event such a director-participant ceases to be a member of the Board of Directors of the Company for any other reason, any non-qualified stock option which has not vested on the date of termination shall thereafter cease to be available under the non-qualified stock option and shall be forfeited by the director.

Change of Control

     If there is a "change of control" of the Company, all outstanding stock options granted under the Plan shall become exercisable immediately prior to the consummation of the change of control. A change of control of the Company shall be deemed to have occurred upon the happening of any of the following events:
(i) if Williamson-Dickie Manufacturing Company becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing less than fifty and one-one hundredth percent (50.01%) of the combined voting power of the Company's then outstanding securities; or (ii) upon the approval by the Company's shareholders of a sale or disposition of all or substantially all of the Company's assets or a plan of liquidation or dissolution of the Company.

Term of Plan; Amendments; Termination

     The Plan became effective on March 12, 1997, subject to approval of the Plan by the Company's shareholders. The Plan remains in effect until all awards under the Plan have been satisfied, but no award may be granted more than ten years after the effective date of the Plan. The Board of Directors may amend, alter, suspend or terminate the Plan or the Committee's authority to grant awards under the Plan, except that any such amendment, alteration, suspension or termination shall be subject to the ratification or approval of the Company's shareholders, if such shareholder ratification or approval is required by any federal or state law or regulation, including without limitation Section 162(m) of the Code and Rule 16b-3 under the Exchange Act, or the rules of any stock exchange or automated quotation system on which the Common Stock of the Company may then be listed or quoted, or if the Board otherwise in its discretion determines for any other reason to submit such changes to the Plan to shareholders for approval or ratification. The amendment, alteration, suspension or termination of the Plan shall not, without the consent of a participant, affect the participant's rights under an award previously granted.

Federal Income Tax Consequences

     Grants of Options. The grant of a non-qualified stock option or incentive stock option does not result in income for the grantee or in a deduction for the Company.

     Exercise of Options. The exercise of a non-qualified stock option results in ordinary income for the optionee and a deduction for the Company measured by the difference between the option price and the fair market value of the shares received at the time of exercise. Income tax withholding is required.

     The exercise of an incentive stock option does not result in income for the optionee. However, the excess of the fair market value on the exercise date over the option price of the shares is an "item of adjustment" for alternative minimum tax purposes. When an optionee sells shares acquired by exercise of an incentive stock option, the optionee's gain (the excess of sales proceeds over option price) upon the sale will be taxed as capital gain, provided the optionee
(i) exercises the option while an employee of the Company or a subsidiary or within three months after termination of such employment for reason other than death or disability and (ii) the sale is not within two years after the date of grant nor within one year after the transfer of shares upon exercise. If the exercise is after such three month period, or the subsequent sales before the expiration of either the two year or the one year period, the optionee generally will realize ordinary income in the year of exercise or the disqualifying sale.

     Subsequent Sales. A sale of shares of the Company's Common Stock more than one year after their receipt will result in long-term gain or loss to the holder.

     The foregoing does not constitute tax advice by the Company. If desired, shareholders and participants in the Plan should consult their own tax advisers regarding the tax consequences of grants and exercises of awards under the Plan.

Option Limitations

     For compensation in excess of $1,000,000 realized by any of the Company's executive officers named in the Summary Compensation Table to be deductible by the Company, IRS Regulations under Section 162(m) of the Code require any stock option plan to state the maximum number of options that can be granted to an individual participant during a fiscal year. The Plan has a limit of 10,000 options per participant per fiscal year.

Stock Loan Purchase Program

     In connection with the Plan, the Company's Board of Directors has adopted a Loan Purchase Program ("Loan Program"). To be eligible to participate in the Loan Program, an individual must have been granted options pursuant to the Plan. Upon an exercise of options, a participant in the Loan Program is required to deliver in cash 100% of the exercise price of the shares with respect to the stock options within five days after the exercise date. In return, the Company arranges the opportunity for each participant to obtain a loan through a bank ("Bank") to fund the purchase of the option shares. Each participant is responsible for satisfying all of the lending requirements specified by the Bank to qualify for the loan and each participant is fully obligated to repay to the Bank all principal, interest and any prepayment fees on the loan when due and payable. In turn, the Company guarantees repayment to the Bank of 100% of all the obligations of each participant under such loans.

     The Board of Directors believes that stock options are a competitive necessity to attract and retain employees and directors with the skill, intelligence, education and experience on whose success the Company is largely dependent. The Company believes that stock options are appropriate and effective methods to compensate employees and directors because they foster proprietary identification with the Company and encourage them to exert maximum efforts for its success.

     The Board of directors recommends a vote FOR approval of the Company's 1997 Long-Term Incentive Plan.

                             Selection of Auditors

     The Board of Directors, in accordance with the recommendation of its Audit Committee, the members of which are not employees of the Company, has appointed Deloitte & Touche LLP, independent certified public accountants, as the auditors of the Company for the fiscal year ended December 31, 1996, and is planning to reappoint the firm for the 1997 fiscal year. The Company has also engaged the firm of Galaz, Gomez Morfn, Chavero, Yamazaki of the international accounting firm Deloitte Touche Tohmatsu International as the auditors of its NEPSA subsidiary for the fiscal year ended December 31, 1996, and intends to reappoint the firm for the 1997 fiscal year. Deloitte & Touche LLP, a nationally-known firm of independent certified public accountants, has audited Blessings' financial statements for more than twenty-six years. Blessings has been advised by Deloitte & Touche LLP that neither that firm nor any of its associates has any relationship with Blessings or any affiliate of Blessings other than the usual relationship that exists between independent certified public accountants and client. If Deloitte & Touche LLP should decline to act or otherwise become incapable of acting or if their appointment is otherwise discontinued, the Board will appoint other independent accountants. Deloitte & Touche LLP will have representatives at the shareholders' meeting who will have an opportunity to make a statement and will be available to respond to appropriate questions.

            Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of the Company's common stock to file with the Securities and Exchange Commission and the American Stock Exchange initial reports of ownership and reports of changes in their ownership in the Company's common stock. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such reports furnished to the Company and written representations that no Forms 5 were required, the Company believes that, during the last fiscal year, all Reporting Persons complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal 1996, except that (i) Mr. J.D. Williamson filed a Form 4 late with regard to the purchase of 1,000 shares in February 1996, (ii) Mr. Joseph Lesnowski and Mr. Michael Carlson each filed a Form 3 one month late on becoming officers of the Company, (iii) Mr. Manuel Villarreal G. filed a Form 4 late with regard to a derivative security for 817 shares awarded in 1995, and
(iv) Dr. Elwood M. Miller filed a Form 4 late reporting 300 shares acquired in custodial accounts for a child and two grandchildren. Upon discovery of these oversights all of the transactions were correctly reported.

                      Submission of Shareholder Proposals
                  for The 1998 Annual Meeting of Shareholders

     Any shareholder proposal submitted for inclusion in the proxy statement and form of proxy for the 1998 Annual Meeting of Shareholders must be received at Blessings' principal executive offices in Newport News, Virginia, on or before December 13, 1997.

                 Other Matters That May Come Before The Meeting

     The management of the corporation knows of no matters to be brought before the meeting other than as stated in the Notice of Meeting. However, if any other matters properly come before the meeting, it is the intention of Blessings that proxies received in response to this solicitation will be voted on such matters in accordance with the best judgment of the person or persons named on the accompanying form.

     A copy of the annual report for the fiscal year ended December 31, 1996, is being mailed to shareholders with the proxy statement. The annual report is not to be regarded as a proxy-soliciting material or a communication by means of which any solicitation is to be made.

                                         By Order of The Board of Directors

                                         JAMES P. LUKE
                                           Chief Financial Officer,
                                           Secretary

Newport News, Virginia
April 11, 1997

                                   EXHIBIT A

                             BLESSINGS CORPORATION

                         1997 LONG-TERM INCENTIVE PLAN

1.  OBJECTIVES.

     The Company has established the Plan as an incentive to attract and retain dedicated and loyal employees and directors of outstanding ability, to stimulate the efforts of such persons in meeting the Company's objectives and to encourage ownership of the Company's common stock by employees and directors.

2.  DEFINITIONS

      2.1 "Award" shall mean the grant of any form of stock option to a Plan Participant pursuant to such terms, conditions, performance requirements, and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

      2.2 "Award Agreement" shall mean an agreement between the Company and a Participant that sets forth the terms, conditions, performance requirements, and limitations applicable to an Award.

      2.3 "Board" shall mean the board of directors of the Company.

      2.4 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

      2.5 "Committee" shall mean the Compensation Committee of the Board, which for purposes of making Awards under this Plan shall be comprised solely of two or more directors that are (i) Non-Employee Directors and (ii) Outside Directors.

      2.6 "Company" shall mean Blessings Corporation, a Delaware corporation, and its subsidiaries, including subsidiaries of subsidiaries.

      2.7 "Disability" shall mean any medically determinable physical or mental impairment rendering an individual unable to engage in any substantial gainful activity, which disability can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

      2.8 "Early Retirement" for employee participants, shall mean retirement from active employment with the Company pursuant to the early retirement provisions of the Company's pension plan. For director participants who are not employees, "Early Retirement" shall mean retirement from membership on the Board with the consent of the Committee.

      2.9 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     2.10 "Fair Market Value" shall mean the average of the high and low prices of a share of common stock of the Company on the American Stock Exchange Composite Reporting Tape for the date in question, provided that, if no sales of a share of common stock were made on the American Stock Exchange on that date, the average of the high and low prices of the common stock as reported for the most recent preceding day on which sales of common stock were made on the American Stock Exchange.

     2.11 "Involuntary Separation without Cause" shall mean a termination of employment by the Company for reasons other than substantial failure to perform duties, material violation of Company policies, unethical activities, misconduct, fraud, or commission of an illegal act; provided that, Involuntary Separation without Cause does not include a resignation or a voluntary separation from employment, in either case initiated by a Participant.

     2.12 "Non-Employee Director" shall have the meaning given that term under Rule 16b-3(b)(3) as promulgated by the SEC pursuant to the Exchange Act, or any successor rule.

     2.13 "Outside Director" shall have the meaning given that term under Code Regulation (section mark) 1.162-27(e)(3)(i), or any successor regulation.

     2.14 "Participant" shall mean an employee of the Company or a member of the Board, including directors that are not employees of the Company, to whom an Award has been made under the Plan; provided, however, that in Section 8 of the Plan the meaning of the term Participant shall be limited to employees of the Company to whom an award of an incentive stock option has been made.

     2.15 "Plan" shall mean the Blessings Corporation 1997 Long-Term Incentive Plan.

     2.16 "Retirement" or "Retires" shall mean (i) cessation of active services as an employee, or for directors who are not employees of the Company, as a member of the Board, at or after age 65, or (ii) Early Retirement.

     2.17 "SEC" shall mean the Securities and Exchange Commission.

3.  EFFECTIVE DATE AND DURATION OF THE PLAN.

     The effective date of the Plan is March 12, 1997, subject to approval of the Plan by the shareholders of the Company at the Company's annual meeting of shareholders to be held on May 20, 1997, or any adjournment thereof. The Plan shall remain in effect until all Awards under the Plan have been satisfied by the issuance of shares, but no Award shall be granted more than ten years after the effective date of the Plan.

4.  CAPITAL STOCK AVAILABLE FOR AWARDS.

     Subject to adjustment as provided in Section 14, the number of shares of common stock of the Company for which Awards may be granted under the Plan shall not exceed 150,000. As soon as possible after adoption of the Plan by the Company's shareholders, the Company shall take whatever actions are necessary to file required documents with the SEC and any other appropriate governmental authorities and stock exchanges to make shares of stock available for issuance pursuant to Awards. Stock related to Awards that are forfeited, terminated, expire unexercised, or are settled in such a manner that all or some of the shares covered by an Award under this Plan are not issued to a Participant shall become immediately available for Awards under this Plan.

5.  ADMINISTRATION.

     5.1 The Plan shall be administered and interpreted by the Committee. The Committee shall have full and final authority in its discretion: (i) to make and adopt rules and regulations for the administration of the Plan; (ii) to conclusively interpret the provisions of the Plan and to decide all questions of fact arising in its application; (iii) to determine the Participants to whom Awards shall be made under the Plan; (iv) to determine the type of Award to be made and the amount, size and terms of each such Award (including, but not limited to, any exercise price, grant price, or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waivers or accelerations thereof, based in each case on such conditions as the Committee shall determine); (v) to determine the time when Awards will be granted; (vi) to prescribe from time to time the form, and the terms, provisions and conditions not inconsistent with the Plan, of any Award Agreement; and (vii) to make all other determinations necessary or advisable for the administration of the Plan. The Committee may designate persons other than its members to carry out its responsibilities under such conditions or limitations as it may set other than its authority with regard to benefits granted to employees who are officers or directors of the Company for purposes of Section 16 of the Exchange Act.

     5.2 No member of the Committee shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Award made hereunder, and to the extent permitted by law, all members of the Committee shall be indemnified by the Company for any liability and expenses which may be incurred through any claim or cause of action.

6.  ELIGIBILITY.

     Participants shall be limited to (i) those officers and other key employees of the Company who are in positions in which their decisions, actions and efforts significantly contribute to the success of the Company, and (ii) directors of the Company, including directors that are not employees of the Company; provided, however, that only employee-Participants shall be eligible to receive grants of incentive stock options pursuant to Section 8 of the Plan.

7.  AWARDS UNDER THE PLAN.

     The Committee shall determine the type or types of Awards to be made to each Participant and shall set forth in each Award Agreement the terms, conditions, and limitations applicable to each Award. Awards may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under any other option or incentive plan of the Company, including the plan of any acquired entity. Where both an incentive stock option and a non-qualified stock option are awarded at one time, such options shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event will the exercise of one such option affect the right to exercise the other such option.

8.  INCENTIVE STOCK OPTIONS.

     Incentive stock options, or substitutes therefor, are options to purchase shares of common stock of the Company which, in addition to being subject to applicable terms, conditions and limitations established by the Committee, comply with Section 422 of the Code. Only employee-Participants shall be eligible to receive grants of incentive stock options. Incentive stock options shall be evidenced by Award Agreements which shall contain in substance the following terms and conditions:

     8.1 Option Price. The purchase price per share of stock deliverable upon the exercise of an incentive stock option shall not be less than 100% of the Fair Market Value of the stock on the day the incentive stock option is granted.

     8.2 Exercise of Option. Each Award Agreement pursuant to which incentive stock options are granted shall state the period or periods of time within which the incentive stock option may be exercised by the Participant, in whole or in part, which shall be such period or periods of time as may be determined by the Committee, provided that the exercise period shall not end later than ten years after the date of the grant of the incentive stock option.

     8.3 Nontransferability. Each Award Agreement shall state that the incentive stock option is not transferable other than by will or the laws of descent and distribution, and during the lifetime of the Participant is exercisable only by the Participant.

     8.4 Payment for Shares. Stock purchased pursuant to an incentive stock option shall be paid for in full in cash or, unless the Committee determines otherwise at or prior to the time of exercise, common stock of the Company at Fair Market Value or a combination thereof, in an amount or having a combined value equal to the aggregate purchase price for the shares subject to the incentive stock option or portion thereof being exercised.

     8.5 Rights Upon Termination of Employment. In the event that a Participant ceases to be an employee of the Company for any reason other than death, Disability, Retirement or Involuntary Separation without Cause, all incentive stock options granted to the Participant shall lapse forthwith or at such other time as determined by the Committee. In the event employment ceases because a Participant Retires or is Involuntarily Separated without Cause, prior to expiration of the Participant's incentive stock option, without having fully exercised such incentive stock option, the Participant shall have the right to exercise the incentive stock option during its term within a period of three months after the date employment so ceased, to the extent that the incentive stock option was exercisable on the date employment ceased. In the event employment ceases because a Participant dies or suffers a Disability, prior to expiration of the Participant's incentive stock option, without having fully exercised such incentive stock option, the Participant, or the estate of the Participant, or any person to whom the incentive stock option may have been transferred by a will or by the laws of descent and distribution, shall have the right to exercise the incentive stock option during its term within a period of one (1) year after the date employment so ceased, to the extent that the incentive stock option was exercisable on the date employment ceased.

     8.6 Individual Limitations.

          8.6.1 Notwithstanding anything herein to the contrary, to the extent that the aggregate Fair Market Value (determined as of the time the option is granted) of stock for which any Participant is granted incentive stock options that are exercisable for the first time during any calendar year (under all such plans of the Company) shall exceed $100,000 (such excess to be determined by taking incentive stock options into account in the order in which granted), such incentive stock options to such extent shall be treated as options which are not incentive stock options.

          8.6.2 Notwithstanding anything herein to the contrary, no incentive stock option shall be granted to any individual if at the time the incentive stock option is to be granted the individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary corporation unless at the time such incentive stock option is granted the option price is at least 110% of the Fair Market Value of the stock subject to the incentive stock option and such incentive stock option by its terms is not exercisable after the expiration of five years from the date such incentive stock option is granted.

     8.7 Code Compliance. Each Award Agreement pursuant to which incentive stock options are granted shall contain such other terms, conditions and provisions as the Committee may determine to be necessary or desirable in order to qualify such option as an incentive stock option within the meaning of Section 422 of the Code, or the regulations thereunder. Notwithstanding Section 15, the Board shall have the power without further approval to amend the terms of the Plan or any Awards or Award Agreements thereunder for such purpose.

9.  NON-QUALIFIED STOCK OPTIONS.

     Non-qualified stock options, or substitutes therefore, are options to purchase shares of common stock of the Company which are not intended to comply with Section 422 of the Code. Non-qualified stock options shall be evidenced by Award Agreements which shall contain in substance the following terms and conditions:

     9.1 Option Price. The purchase price per share of stock deliverable upon the exercise of a non-qualified stock option shall be not less than 100% of the Fair Market Value of the stock on the day the non-qualified stock option is granted, as determined by the Committee.

     9.2 Exercise of Option. Each Award Agreement pursuant to which non-qualified stock options are granted shall state the period or periods of time within which the non-qualified stock option may be exercised by the Participant, in whole or in part, which shall be such period or periods of time as may be determined by the Committee at the time of grant, provided that the exercise period shall not end later than ten years after the date of the grant of the non-qualified stock option.

     9.3 Payment for Shares. Stock purchased pursuant to a non-qualified stock option shall be paid for in full in cash or, unless the Committee determines otherwise at or prior to the time of exercise, in common stock of the Company at Fair Market Value or a combination of cash and such common stock, in an amount or having a combined value equal to the aggregate purchase price for the shares subject to the non-qualified stock option or portion thereof being exercised.

     9.4 Rights Upon Termination of Employment of Employee-Participants. In the event that an employee-Participant ceases to be an employee of the Company for any reason other than death, Disability, Retirement or Involuntary Separation without Cause, all non-qualified stock options granted to such Participant shall lapse forthwith or at such other time as determined by the Committee. In the event employment ceases because an employee-Participant dies, Retires, suffers a Disability, or is Involuntarily Separated without

Cause prior to expiration of the Participant's non-qualified stock option, without having fully exercised such non-qualified stock option, the Participant (or the estate of the Participant, or any person to whom the option may have been transferred by a will or by the laws of descent and distribution) shall have the right to exercise the non-qualified stock option during its term within a period of three months after the date employment so ceased, to the extent that the non-qualified stock option was exercisable on the date employment ceased. The Committee, however, in its discretion, may provide that any non-qualified stock options outstanding but not yet exercisable upon the death, Disability, Retirement or Involuntary Separation without Cause of the Participant may become exercisable in accordance with a schedule to be determined by the Committee. Such privileges shall expire unless exercised within such period of time as may be established by the Committee.

     9.5 Accelerated Vesting and Forfeiture for Non-Employee Directors. Any other provision of this Plan notwithstanding, all shares of common stock of the Company available under any non-qualified stock option granted to a director-Participant that is not an employee of the Company shall automatically vest on account of (i) death, (ii) Disability, or (iii) Retirement. In the event a director-Participant who is not an employee of the Company ceases to be a member of the Board for any other reason, shares of common stock of the Company subject to a non-qualified stock option which have not vested on the date of termination shall thereafter cease to be available under the non-qualified stock option and shall be forfeited by the director.

     9.6 Cashless Exercise. To the extent permitted under Section 16 of the Exchange Act and the rules and regulations promulgated thereunder by the SEC, and with the consent of the Committee, the Company agrees to cooperate in a "cashless exercise" of a non-qualified stock option. The cashless exercise shall be effected by the Participant delivering to a registered securities broker acceptable to the Company instructions to sell a sufficient number of shares of stock to cover the costs and expenses associated therewith.

10.  GENERAL RESTRICTIONS.

     10.1 Conditions on Company's Obligations. The Company's obligations with respect to each Award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of common stock subject or related thereto upon any securities exchange or under any state or federal law, (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the recipient of an Award with respect to the disposition of shares of common stock, is necessary or desirable as a condition of or in connection with the granting of such Award, such Award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

     10.2 Per Participant Limitation on Stock Options. Notwithstanding anything in this Plan to the contrary, no Participant shall receive incentive stock options and non-qualified stock options that, in the aggregate, grant the Participant the option to purchase in excess of 10,000 shares of common stock of the Company in any given year the Plan is in effect.

11.  RIGHTS TO TERMINATE EMPLOYMENT AND BOARD MEMBERSHIP.

     Nothing in the Plan or in any Award Agreement or other agreement entered into pursuant to the Plan shall confer upon any employee-Participant the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of such Participant, nor confer upon any director the right to continue as a member of the Board. So long as an employee-Participant shall continue to be an employee of the Company, any Award granted to such Participant shall not be affected by any change of the Participant's duties or position.

12.  WITHHOLDING.

     Whenever the Company proposes or is required to issue or transfer shares of common stock under the Plan, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy any federal, state and/or local tax withholding requirements prior to the delivery of any certificate for such shares or, in the discretion of the Committee, the Company may withhold from the shares to be delivered shares sufficient to satisfy all or a portion of such tax withholding requirements.

13.  NON-UNIFORM DETERMINATION.

     The Committee's determinations under the Plan (including without limitation determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms, provisions and conditions of such Awards, the agreements evidencing same, and the establishment of values and performance targets) need not be uniform and may be made by it selectively among Participants who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

14.  ADJUSTMENTS.

     In the event of any change in the outstanding common stock of the Company by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, in which the number of shares held by the Company's shareholders prior to such event is affected by such event, then the Committee shall adjust the number of shares of common stock which may be issued under the Plan and shall provide for an equitable adjustment of any outstanding Award or the number or kind of shares issuable pursuant to an outstanding Award under the Plan.

15.  AMENDMENT.

     The Board may amend, alter, suspend or terminate the Plan or the Committee's authority to grant Awards under the Plan, except that any such amendment, alteration, suspension or termination shall be subject to the ratification or approval of the Company's shareholders if such shareholder ratification or approval is required by any federal or state law or regulation, including without limitation Section 162(m) of the Code and SEC Rule 16b-3 under the Exchange Act, or the rules of any stock exchange or automated quotation system on which the common stock of the Company may then be listed or quoted, or if the Board otherwise in its discretion determines for any other reason to submit such changes to the Plan to shareholders for approval or ratification. The amendment, alteration, suspension or termination of the Plan shall not, without the consent of a Participant, affect the Participant's rights under an Award previously granted.

16.  CHANGE OF CONTROL.

     16.1 Notwithstanding any other provision of the Plan, if there is a Change of Control, as defined below, of the Company, all outstanding stock options shall become exercisable immediately prior to the consummation of the Change of Control.

     16.2 A "Change of Control" of the Company shall be deemed to have occurred upon the happening of any of the following events:

          (i) the Board of Directors determines, as a result of one or more transactions or events, that Williamson-Dickie Manufacturing Company no longer controls the Company; or

          (ii) upon the approval by the Company's shareholders of a sale or disposition of all or substantially all of the Company's assets or a plan of liquidation or dissolution of the Company.

17.  EFFECT ON OTHER PLANS.

     Participation in the Plan shall not affect an employee's or director's eligibility to participate in any other benefit or incentive plan of the Company, and any Awards made pursuant to the Plan shall not be used in determining the benefits provided under any other plan of the Company unless specifically provided.

18.  COMPLIANCE WITH EXEMPTIVE RULES UNDER SECTION 16 OF THE EXCHANGE ACT.

     It is the intent of the Company that transactions involving equity securities under the Plan by persons subject to Section 16 of the Exchange Act be exempt under Rule 16b-3 under the Exchange Act. Accordingly, if any provision of the Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 as then applicable to such a transaction, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements with respect to such transaction.

19.  GOVERNING LAW.

     To the extent that federal laws do not otherwise control, the Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

                             BLESSINGS CORPORATION
                              200 Enterprise Drive
                             Newport News, VA 23803

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                  Annual Meeting of Shareholders--May 20, 1997

        Revoking any prior appointments, the undersigned hereby appoints James
P. Luke, John W. McMackin and Elwood M. Miller and each of them as Proxies with full power of substitution, and hereby authorizes them to represent and to vote as designated herein all the shares of the common stock of Blessings Corporation held of record by the undersigned on April 4, 1997 at the Annual Meeting of Shareholders to be held at The Williamsburg Marriott, 50 Kingsmill Road, Auditorium, Williamsburg, Virginia on Tuesday, May 20, 1997 at 10:00 A.M. (E.D.S.T.).

(Continued on Other Side)

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

The Board of Directors recommends a vote FOR the nominees       Please mark
listed in Item No. 1 and FOR Item No. 2.                        your vote as
                                                                indicated in
                                                                this example [X]


Item No. 1. ELECTION OF DIRECTORS   NOMINEES: L. Birnbaum, J.J. Harkins, J.M. Hogg, J.P. Luke, J.W. McMackin,
                                    E.M. Miller, R.C. Patton, M. Villarreal G., R.E. Weber, J.D. Williamson and
FOR all nominees      WITHHOLD      P.C. Williamson.
listed to the right   AUTHORITY
(except as marked    to vote for
to the contrary)    all nominees
                    listed to the   ----------------------------------------------------------------------------------
                        right       INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that
      [  ]               [  ]       nominee's name in the space provided above.


Item No. 2. Proposal to approve     Item No. 3. In their discretion, the Proxies   THIS PROXY WHEN PROPERLY EXECUTED WILL BE
the 1997 Long-Term Incentive Plan.  are authorized to vote upon such other         VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED
                                    business as may properly come before the       SHAREHOLDER. IF NO DIRECTION IS MADE, THIS
      FOR    AGAINST   ABSTAIN      meeting.                                       PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.
      [ ]      [ ]       [ ]
                                                                                   Please Mark, Sign, Date and Return this Proxy
                                                                                   Card Promptly Using the Enclosed Envelope.

                                                                                   Please sign name exactly as it appears. If
                                                                                   joint tenants, both should sign. Give full
                                                                                   title if signing as attorney, executor,
                                                                                   administrator, trustee or guardian. If a
                                                                                   corporation, sign full corporate name by
                                                                                   authorized officer. If a partnership, sign
                                                                                   partnership name by authorized person.

                                                                                   ---------------------------------------------

                                                                                   ---------------------------------------------
                                                                                            Signature of Shareholders(s)

                                                                                   Date___________________________________, 1997

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE